TDM, LLC

UNAUDITED CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2021

TDM, LLC

BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$ 502,988	$ 264,798
Inventory	417,277	334,214
Prepaid expenses and other current assets	11,086	4,358
Total current assets	931,351	603,370
Non-current assets
Property and equipment, net	16,017	18,805
Operating lease right-of-use asset	396,194	466,142
Other non-current assets	7,500	7,500
Total non-current assets	419,711	492,447
Total Assets	1,351,062	1,095,817

LIABILITIES AND MEMBER'S DEFICIT
Current liabilities
Accounts payable	401,799	327,607
Accrued expenses and other current liabilities	628,710	351,638
Current portion of lease obligation	138,420	129,875
Total current liabilities	1,168,929	809,120
Long-term liabilities
Lease obligation, net of current portion	250,909	331,186
Total liabilities	1,419,838	1,140,306

Commitments and contingencies (see note 5)	-	-

Member's deficit	(68,776)	(44,489)
Total liabilities and member's deficit	$ 1,351,062	$ 1,095,817

See accompanying notes to the financial statements

STATEMENT OF INCOME AND MEMBER’S (DEFICIT) EQUITY

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Product sales, net	$ 2,944,108	$ 3,223,167	$ 6,079,238	$ 6,328,917
Cost of goods sold	2,045,407	2,208,751	4,081,005	4,197,631
Gross margin	898,701	1,014,416	1,998,233	2,131,286

Operating expenses
Labor and benefits	405,975	331,602	704,135	660,209
Occupancy costs	53,526	53,291	107,052	107,014
Professional services	101,973	82,070	266,815	188,058
Office supplies and equipment	29,313	36,397	50,809	62,054
Advertising and promotion	1,170	10,088	2,172	25,355
Depreciation	1,394	530	2,788	1,060
Other operating expense	78,407	44,730	228,240	151,944
Total operating expenses	671,758	558,708	1,362,011	1,195,694
Operating income	226,943	455,708	636,222	935,592

Other Income	1,189	1,282	2,501	2,204
Net Income	$ 228,132	$ 456,990	$ 638,723	$ 937,796

Member's (deficit) equity, beginning of the period	(76,053)	212,629	(44,489)	(120,529)
Contributions from member	200,000	-	200,000	-
Distributions to member	(420,855)	(320,663)	(863,010)	(468,311)
Member's (deficit) equity, end of the period	$ (68,776)	$ 348,956	$ (68,776)	$ 348,956

See accompanying notes to the financial statements

STATEMENTS OF CASH FLOWS

(unaudited)

For the six months ended June 30,	2021	2020
Cash flows from operating activities
Net income	$ 638,723	$ 937,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,788	1,060
Lease payments greater than lease expense	(1,784)	(8,982)
Changes in operating assets and liabilities:
Inventories	(83,063)	39,634
Prepaid expenses and other current assets	(6,728)	(6,859)
Accounts payable	74,192	23,698
Accrued expenses and other current liabilities	277,072	(131,573)
Net cash provided by operating activities	901,200	854,774
Cash flows from financing activities
Contributions from member	200,000	-
Distributions to member	(863,010)	(468,311)
Net cash used for financing activities	(663,010)	(468,311)
Net increase in cash and cash equivalents	238,190	386,463
Cash and cash equivalents at the beginning of the year	264,798	200,972
Cash and cash equivalents at the end of the year	$ 502,988	$ 587,435

Supplemental cash flow Information
Cash paid during the six months ended:	2021	2020
Amounts included in the measurement of lease liabilities	$ 94,148	$ 101,344

See accompanying notes to the financial statements

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND Nature of Business

TDM, LLC (“TDM” or the “Company”) is a single member limited liability company which was formed in October 2014 under the laws of Colorado. Under the terms of the operating agreement, TDM will continue in existence until the member makes a determination to dissolve the entity. The Company’s principal business is retail sales of recreational and medicinal cannabis products. The licensed retail store is located in Englewood, Colorado and the Company’s business office is located in Denver, Colorado.

The Company’s business is subject to legal risk. Even though the State of Colorado has granted licenses to the Company for retail distribution of marijuana products, these activities remain illegal under federal law. This causes difficulty in obtaining traditional banking and financing relationships. If the federal government elects to enforce the laws as currently written or changes the laws with respect to cannabis, it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company. The Company is also subject to a variety of state laws, regulations, and local ordinances.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to state fairly the financial position, results of operations, and cash flows of the Company at the dates and for the periods indicated. Interim results are not necessarily indicative of results for the full fiscal year. The comparative balance sheet as of December 31, 2020 was derived from the audited financial statements but does not include all disclosures required by GAAP.

These unaudited consolidated financial statements should be read in conjunction with the Company’s annual audited consolidated financial statements for the year ended December 31, 2020 and the notes thereto.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents. FDIC insured cash balances held in a bank were approximately $436,000 and $147,000 as of June 30, 2021 and December 31, 2020, respectively. The Company has not experienced any losses on this account, and management believes that the Company’s risk of loss is remote. The remainder of the Company’s recorded cash balances consist of cash on hand.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842” or the “new lease standard”). The Company adopted ASC 842 as of January 1, 2019, using the effective date method.

ASC 842 requires companies leasing assets to recognize on their balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset. The Company elected to apply the short-term lease exemption for all leases with an original term of less than 12 months, for purposes of applying the recognition and measurement requirements in the new lease standard. See Note 3 for further discussion of the Company’s leases.

Other accounting standards have been issued or proposed by the FASB that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3.	LEASES

The Company has operating leases for office space (“office lease”) and for its retail building (“store lease”).

In addition to the monthly base rent payments, the Company pays additional amounts to cover the cost of insurance, property taxes, and other operating expenses. These additional payments are variable and, in accordance with ASC 842, are excluded from the recognition and measurement of the lease obligation.

The Company’s operating lease liabilities and ROU assets are presented separately on the accompanying Balance Sheet. The leases do not have a stated interest rate, and therefore management used a discount rate of 10% to determine the present value of the lease obligation.

Lease expense is recognized on a straight-line bases over the term of the lease, with incremental variable lease payments are expensed as incurred. Lease expense is included in Occupancy costs in the accompanying Statement of Income and Member’s Equity. The components of lease expense are as follows:

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Operating lease cost	$ 46,181	$ 46,181	$ 92,363	$ 92,363
Variable lease cost	7,345	7,110	14,689	14,651
Total lease cost	$ 53,526	$ 53,291	$ 107,052	$ 107,014

The following table summarizes the maturity of the Company’s lease obligations as of June 30, 2021:

2021 (remaining 6 months)	$ 76,908
2022	186,680
2023	102,000
2024	85,000
Total lease payments	450,588
Less: Interest	(61,259)
Present value of lease obligation	$ 389,329

4.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Details of the Company’s accrued expenses and other current liabilities are as follows:

	June 30,	December 31,
As of	2021	2020
Sales tax accruals	$ 555,562	$ 309,119
Payroll accruals	35,597	41,389
Other expense accruals	37,550	1,131
Total accrued liabilities	$ 628,710	$ 351,638

5.	COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company followed applicable local and state regulation for the for the year ended December 31, 2020 and the six months ended June 30, 2021, and through the date of the financial statements, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

6.	related party transactions

The Company’s current store lease is with a Bellewood, a related party. The initial term of the lease is five years and includes an option for two successive terms of three years each. The total lease payments to Bellewood were $51,000 for both the six months ended June 30, 2021 and June 30, 2020. The portion of the Company’s lease obligation and associated ROU asset attributable to the related party lease are as follows:

	June 30,	December 31,
As of	2021	2020
Lease obligation attributable to related party lease	$ 279,627	$ 315,177
ROU asset attributable to related party lease	$ 282,461	$ 317,161

7.
8.	SIGNIFICANT CONCENTRATIONS

The Company’s operations consistent of a single retail store. Any events or circumstances that occur to prevent the store from operating for a significant period of time, or that affect the demand for its products or costs of operation in its geographic location, could have a material adverse impact on the Company’s results of operations.

9.	SUBSEQUENT EVENTS

The Company has evaluated events through August 6, 2021, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that require recognition or disclosure in these consolidated financial statements.